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                                                               Exhibit 99.(n)(i)

                      nnn. CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Counsel and Independent Accountants" in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Dreman/Claymore Dividend & Income Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-109918) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21455).


                                     /s/ ERNST & YOUNG LLP


Chicago, Illinois
December 5, 2003